Exhibit 99.1

NEWS RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Kristine Grow, 215-238-3538	Bobbi Chaville, 215-238-3726
grow-kristine@aramark.com	chaville-bobbi@aramark.com

ARAMARK REPORTS FISCAL YEAR 2006 RESULTS

Record full-year sales of $11.6 billion

PHILADELPHIA, November 15, 2006 – ARAMARK Corporation (NYSE: RMK), a world leader in providing professional services, today reported fiscal 2006 sales of $11.6 billion, up 6 percent from fiscal 2005. Organic sales growth was 5 percent. Net income was $261 million and diluted earnings per share were $1.41.

Sales for the fourth quarter were $2.93 billion, up 5 percent from the prior year quarter, and organic sales growth was 5 percent. Net income was $74 million.

Fourth quarter diluted earnings per share were $0.40 and include costs incurred in the shutdown of the healthcare apparel direct marketing business, professional fees related to the proposed merger, and the impact of the expensing of employee stock options.

Full Year and Fourth-Quarter Results

In the Food and Support Services – U.S. segment, sales for the fiscal year increased 5 percent from the prior year to $7.5 billion. Organic sales growth was 5 percent. Segment operating income was $398 million.

Fourth quarter sales were $1.9 billion, up 4 percent from the prior year quarter. Organic sales growth was 4 percent. Segment operating income was $125 million, reflecting weaker results in the sports and entertainment group related to baseball and parks operations.

Sales in the Food and Support Services – International segment for the full year were $2.5 billion, up 12 percent from fiscal year 2005. Organic sales growth was 8 percent. Segment operating income was $109 million.

For the fourth quarter, sales were $620 million, up 10 percent from the prior year quarter. Organic sales growth was 6 percent. Segment operating income was $21 million.

In the Uniform and Career Apparel – Rental segment, sales for the full year increased 7 percent over the prior year to $1.2 billion, with organic sales growth of 6 percent. Segment operating income was $134 million.

Fourth quarter sales were up 7 percent from the prior year quarter to $306 million. Organic sales growth was 6 percent. Segment operating income was $35 million.

Sales in the Uniform and Career Apparel – Direct Marketing segment for the full year were $418 million. The segment reported an operating loss of $44 million, which includes the $43 million third-quarter charge for the writedown of goodwill and adjustments to asset and liability carrying values.

Fourth quarter sales were $94 million and the segment reported an operating loss of $5 million, due in large part to the shutdown of the healthcare apparel direct marketing business.

Corporate expenses increased approximately $29 million for the full year and $12 million for the fourth quarter over the prior year, primarily due to stock option expense and professional expenses incurred in connection with the proposed merger.

Cash flow remained strong for the year as the company funded $139 million of acquisitions, $113 million of share buybacks and $50 million of dividends while reducing year-over-year debt by about $40 million.

Proposed Merger

On August 8, 2006, the company announced that it has signed a definitive merger agreement under which Joseph Neubauer and investment funds managed by GS Capital Partners, CCMP Capital Advisors and J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC will acquire ARAMARK in a transaction valued at approximately $8.3 billion, including the assumption or repayment of approximately $2.0 billion of debt. Under the terms of the agreement, ARAMARK stockholders would receive upon completion of the merger $33.80 in cash for each share of ARAMARK common stock they hold.

The transaction is subject to receipt of stockholder approval and customary regulatory approvals, as well as the satisfaction of other customary closing conditions. The transaction is expected to close in late 2006 or early 2007.

Due to the proposed merger, the company will not hold a conference call or Webcast regarding its fourth quarter and full year results.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey. Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 20 countries. Learn more at the company’s Web site, www.aramark.com

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events, including the proposed merger, and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or the proposed merger.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters on our sales and operating results; the risk that clients may become insolvent; the risk that our insurers may become insolvent or may liquidate; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

These factors also include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against ARAMARK and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger.

# # #

Editor’s Note: ARAMARK defines organic growth as sales growth adjusted to exclude the effects of acquisitions, divestitures and the impact of currency translation.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 29, 2006	September 30, 2005
Sales	$2,932,112	$2,781,619

Costs and Expenses:
Cost of services provided	2,638,565	2,487,008
Depreciation and amortization	88,284	84,156
Selling and general corporate expenses	49,038	34,061

	2,775,887	2,605,225

Operating income	156,225	176,394
Interest and other financing costs, net	34,402	30,142

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	121,823	146,252
Provision for income taxes	47,202	54,700

Income from continuing operations before cumulative effect of change in accounting principle	74,621	91,552
Income from discontinued operations, net	3,093	—
Cumulative effect of change in accounting principle, net	(3,351)	—

Net income	$74,363	$91,552

Earnings Per Share - Basic:
Income from continuing operations before cumulative effect of change in accounting principle	$0.41	$0.50
Net income	$0.41	$0.50

Earnings Per Share - Diluted:
Income from continuing operations before cumulative effect of change in accounting principle	$0.40	$0.49
Net income	$0.40	$0.49

Weighted Average Shares Outstanding:
Basic	183,121	184,689
Diluted	185,442	186,750

Note: The three month period of fiscal 2006 includes $5.7 million of merger-related expenses.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Twelve Months Ended
	September 29, 2006	September 30, 2005
Sales	$11,621,173	$10,963,360

Costs and Expenses:
Cost of services provided	10,537,383	9,921,742
Depreciation and amortization	339,337	320,118
Selling and general corporate expenses	178,922	141,328
Goodwill impairment	35,000	—

	11,090,642	10,383,188

Operating income	530,531	580,172
Interest and other financing costs, net	139,945	126,999

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	390,586	453,173
Provision for income taxes	129,230	164,698

Income from continuing operations before cumulative effect of change in accounting principle	261,356	288,475
Income from discontinued operations, net	3,093	—
Cumulative effect of change in accounting principle, net	(3,351)	—

Net income	$261,098	$288,475

Earnings Per Share - Basic:
Income from continuing operations before cumulative effect of change in accounting principle	$1.43	$1.55
Net income	$1.42	$1.55

Earnings Per Share - Diluted:
Income from continuing operations before cumulative effect of change in accounting principle	$1.41	$1.53
Net income	$1.41	$1.53

Weighted Average Shares Outstanding:
Basic	183,259	185,991
Diluted	185,362	188,309

Note: The twelve month period of fiscal 2006 includes a pre-tax charge of $42.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals in the Direct Marketing segment. The twelve month period of fiscal 2006 also includes a $14.9 million favorable income tax adjustment based on the settlement of certain open tax years.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	September 29, 2006	September 30, 2005
Assets
Current Assets	$1,526,844	$1,443,227
Property and Equipment, net	1,196,830	1,211,454
Goodwill	1,747,094	1,682,749
Other Assets	792,549	819,670

	$5,263,317	$5,157,100

Liabilities and Shareholders’ Equity
Current Liabilities (1)	$1,586,696	$1,518,680
Long-Term Borrowings	1,763,088	1,794,522
Other Liabilities	391,941	518,434
Total Shareholders’ Equity	1,521,592	1,325,464

	$5,263,317	$5,157,100

(1) - Includes $40.2 million and $46.4 million of current maturities of long-term borrowings as of September 29, 2006 and September 30, 2005, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Twelve Months Ended
	September 29, 2006	September 30, 2005
Cash flows from operating activities:
Net income	$261,098	$288,475
Less: Income from discontinued operations, net	(3,093)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339,337	320,118
Cumulative effect of change in accounting principle, net	3,351	—
Income taxes deferred	(53,722)	(4,073)
Goodwill impairment	35,000	—
Changes in noncash working capital	7,989	7,386
Net proceeds from sale of receivables	—	32,800
Other operating activities	(4,163)	(32,926)

Net cash provided by operating activities	585,797	611,780

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(270,734)	(293,979)
Acquisitions and other investing activities	(125,783)	(71,916)

Net cash used in investing activities	(396,517)	(365,895)

Cash flows from financing activities:
Net payments of long-term borrowings	(80,787)	(32,247)
Dividend payments	(50,512)	(40,321)
Proceeds from issuance of common stock	45,251	35,748
Repurchase of stock and other financing activities	(111,619)	(198,318)

Net cash used in financing activities	(197,667)	(235,138)

Increase (decrease) in cash and cash equivalents	$(8,387)	$10,747

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended
	September 29, 2006	September 30, 2005
Sales
Food and Support Services - United States	$1,912,241	$1,831,592
Food and Support Services - International	620,254	564,837
Uniform and Career Apparel - Rental	305,547	285,949
Uniform and Career Apparel - Direct Marketing	94,070	99,241

	$2,932,112	$2,781,619

Operating Income
Food and Support Services - United States	$125,094	$133,104
Food and Support Services - International	20,613	17,897
Uniform and Career Apparel - Rental	35,219	34,472
Uniform and Career Apparel - Direct Marketing	(4,962)	(978)
Corporate (1)	(19,739)	(8,101)

	$156,225	$176,394

(1)	The three month period of fiscal 2006 includes $5.7 million of merger-related expenses.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Twelve Months Ended
	September 29, 2006	September 30, 2005
Sales
Food and Support Services - United States	$7,454,355	$7,129,100
Food and Support Services - International	2,546,581	2,280,165
Uniform and Career Apparel - Rental	1,202,006	1,125,802
Uniform and Career Apparel - Direct Marketing	418,231	428,293

	$11,621,173	$10,963,360

Operating Income
Food and Support Services - United States (1)	$397,896	$403,056
Food and Support Services - International (2)	109,399	77,981
Uniform and Career Apparel - Rental	133,901	125,827
Uniform and Career Apparel - Direct Marketing (3)	(44,200)	11,157
Corporate (4)	(66,465)	(37,849)

	$530,531	$580,172

(1)	Includes $9.7 million gain on real estate sale by equity affiliate in fiscal 2005.

(2)	Includes $7.4 million charge for exiting West Africa business and severance in fiscal 2005.

(3)	Includes a charge of $42.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals in fiscal 2006.

(4)	Includes $6.4 million of merger-related expenses in fiscal 2006.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ORGANIC SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth in the quarterly and year-to-date periods adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation (organic growth), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change	Twelve Months Ended		% Change
	September 29, 2006	September 30, 2005		September 29, 2006	September 30, 2005
ARAMARK Corporation Consolidated Sales (as reported)	$2,932,112	$2,781,619	5%	$11,621,173	$10,963,360	6%
Effect of Currency Translation	—	29,037		—	19,049
Effect of Acquisitions and Divestitures	(17,090)	(25,391)		(137,344)	(95,558)

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,915,022	$2,785,265	5%	$11,483,829	$10,886,851	5%

Food and Support Services - International Sales (as reported)	$620,254	$564,837	10%	$2,546,581	$2,280,165	12%
Effect of Currency Translation	—	29,037		—	19,049

Food and Support Services - International Sales (excluding currency translation)	620,254	593,874	4%	2,546,581	2,299,214	11%
Effect of Acquisitions and Divestitures	(6,132)	(16,763)		(108,132)	(30,905)

Food and Support Services - International Sales (as adjusted)	$614,122	$577,111	6%	$2,438,449	$2,268,309	8%